Exhibit 10.1

EMPLOYEE FORM

ONCONOVA THERAPEUTICS, INC.

STOCK APPRECIATION RIGHT AGREEMENT

(WITH CASH SETTLEMENT)

This STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”), dated as of [__________] (the “Date of Grant”), is delivered by Onconova Therapeutics, Inc. (the “Company”), to [______] (the “Participant”).

RECITALS

The Committee has decided to make this stock appreciation right grant as an inducement for the Participant to promote the best interests of the Company and its stockholders. Capitalized terms used herein and not otherwise defined will have the meanings set forth in Section 7.

1.                  Grant of SARs.

(a)               Subject to the terms and conditions set forth in this Agreement, the Company has granted to the Participant [____] stock appreciation rights (“SARs”) for that number shares of Common Stock (the “Shares”) (each SAR relating to one Share) representing the right to a cash payment (the “SAR Payment”) equal to the excess, if any, of (i) the Fair Market Value of each underlying Share, determined on the date of exercise of the SAR (the “Exercise Date FMV”), over (ii) $[________] (the “Base Amount”) of such SAR. Notwithstanding the foregoing, in the event the Exercise Date FMV exceeds $[____] the (“Cap”), the amount of the SAR Payment shall not exceed the excess between the Cap and the Base Amount with respect to each SAR that is exercised on such date.

(b)               Each SAR represents the right to receive the SAR Payment in cash. The Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any SARs. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award, and the Participant shall be an unsecured creditor of the Company.

2.                  Administration; Adjustment.

(a)               This Agreement shall be administered and interpreted by the Committee. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board of Directors of the Company (the “Board”), in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, the Committee, or a subcommittee administers this Agreement, all references to the “Committee” shall be deemed to refer to the Board, the Committee or such subcommittee. The Committee shall have full power and express discretionary authority to administer and interpret the Agreement and the SARs, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing this Agreement and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of this Agreement and all determinations made by the Committee with respect to the SARs shall be conclusive and binding on the Participant.

(b)               Adjustments. If there is any change in the number or kind of the Company’s outstanding Shares by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of Shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the Company’s outstanding Shares as a class without the Company’s receipt of consideration, or if the value of Shares underlying the SARs is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the number and type of Shares underlying the SARs, the Base Amount, the Cap or other terms and conditions, as the Committee deems appropriate, shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the Company’s outstanding Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Agreement and with respect to the SARs. In addition, in the event of a Change in Control, the provisions of Sections 3(c) and 3(d) shall apply. Any adjustments to the SARs shall be consistent with Section 409A of the Code, to the extent applicable.

3.                  Vesting.

(a)               Regular Vesting Schedule. Provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant through the vesting date and meets any applicable vesting requirements set forth in this Agreement, except as set forth below in this Section 3, the SARs awarded under this Agreement shall vest as to 33% of the SARs on the first anniversary of the Date of Grant and in substantially equal monthly installments thereafter on the [__] of the month for the following 24 months. The vesting of the SARs is cumulative, but shall not exceed 100% of the SARs subject to this Agreement.

(b)               Vesting on a Termination of Employment. In the event the Participant’s employment is terminated by the Employer without Cause or by the Participant for Good Reason, and before the SARs are fully vested in accordance with the vesting schedule set forth in Section 3(a) above, any unvested portion of the SARs shall become fully vested upon such termination of employment or service.

(c)               Consequences of a Change in Control.

(i)                 Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding SARs that are not exercised at the time of the Change in Control shall be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.

(ii)              In the event of a Change in Control, if the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change in Control and the SARs are assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the Participant’s employment or service is terminated by the Employer without Cause or by the Participant for Good Reason upon or following a Change in Control and before the SARs are fully vested in accordance with the vesting schedule set forth in Section 3(a) above, any unvested portion of the SARs shall become fully vested upon such termination of employment.

(iii)            In the event that the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the SARs with a grant that has comparable terms, and the Participant is employed by, or providing services to, the Employer on the date of the Change in Control, any unvested portion of the SARs shall become fully vested and exercisable upon the date of the Change in Control.

(d)               Other Alternatives. In the event of a Change in Control, if the SARs are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to the SARs, without the consent of the Participant: (i) the Committee may require that the Participant surrender the SARs in exchange for a payment by the Company, in an amount in cash equal to the amount, if any, by which the then Fair Market Value of the Shares subject to any then unexercised SARs exceeds the Base Amount, but in no event will the amount exceed the excess of the Cap over the Base Amount, multiplied by the number of surrendered SARs, and (ii) after giving Participants an opportunity to exercise all of the then unexercised SARs, the Committee may terminate any or all unexercised SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per-Share Fair Market Value of the Common Stock in connection with the Change in Control does not exceed the Base Amount, the Company shall not be required to make any payment to the Participant upon surrender of any of the SARs.

(e)               Forfeiture of SARs. No SARs will vest after the Participant’s employment or service with the Employer has terminated for any reason and, in the event of any such termination, the Participant will forfeit to the Company all SARs that have not yet vested, except as provided in Sections 3(b) and 3(c)(ii) above.

4.                  Exercise of the SARs. When the SARs become vested in accordance with Section 3 above, the Participant may exercise the vested SARs and, in settlement of such SARs, receive an amount equal to the SAR Payment for the number of SARs exercised, less applicable tax withholding, payable in cash. Subject to the vesting terms and conditions set forth in Section 3 above, the Participant may exercise the vested SARs at any time prior to termination of the SARs pursuant to Section 6 hereof.

If the Participant has not exercised the vested SARs prior to the date on which the Cap has been reached and provided such SARs have not terminated in accordance with Section 6 below, any such vested and outstanding SARs will automatically be exercised on such date. Upon an automatic exercise of the SARs pursuant to this Section 4, the Participant will receive an amount equal to the SAR Payment for the number of SARs exercised, less applicable tax withholding, payable in cash.

5.                  Exercise Procedures.

(a)               The Participant may exercise all or part of the vested SARs by giving the Company written notice of intent to exercise, specifying the number of SARs to be exercised and such other information as the Company or its delegate may require. Upon exercise, the Employer shall deliver to the Participant a cash payment in an amount equal to the number of SARs being exercised by the Participant times the SAR Payment, less applicable tax withholding.

(b)               Upon exercise of each SAR, the SAR will terminate and cease to be outstanding. The SARs may only be exercised when the Base Amount is less than the Exercise Date FMV of a Share.

6.                  Termination of the SARs.

(a)               The SARs shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless the SARs are terminated at an earlier date pursuant to the provisions of this Agreement.

(b)               The SARs shall automatically terminate upon the happening of the first of the following events:

(i)                 The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause.

(ii)              The expiration of the six-month period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability.

(iii)            The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer, if the Participant dies while employed by, or providing service to, the Employer or the Participant dies within 90 days after the Participant ceases to be so employed or to provide services to the Employer for any reason other than Disability, death or Cause.

(iv)             The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Section 6, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the SARs shall immediately terminate.

Notwithstanding the foregoing, in no event may the SARs be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Subject to the provisions of Section 3, any portion of the SARs that is not vested at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

7.                  Definitions. Capitalized terms used herein and not otherwise defined will have the meanings as follows.

(a)               “Cause” shall have the meaning given to that term in any written employment agreement, offer letter, consulting agreement or severance agreement between the Employer and the Participant, or if no such agreement exists or if such term is not defined therein, “Cause” shall mean a finding by the Committee of conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company or its subsidiaries in accordance with the terms or requirements of his or her employment or engagement of services; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or a subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or a subsidiary which results in direct or indirect loss, damage or injury to the Company or a subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or a subsidiary; or (vi) the Participant’s breach of any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or a subsidiary.

(b)               A “Change in Control” shall be deemed to have occurred if:

(i)                 the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions of Voting Securities shall not constitute a Change in Control: (A) any acquisition by or from the Company or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (C) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 50% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Shares and Voting Securities; or

(ii)              the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned subsidiary of the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii)            the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv)             the consummation of a plan of complete liquidation of the Company; or

(v)               the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Date of Grant, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Restatement Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.

(c)               “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(d)               “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer this Agreement. The Committee shall consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded.

(e)               “Common Stock” shall mean common stock of the Company.

(f)                “Disability” or “Disabled” shall mean a Participant’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Participant, or, if there is no such plan, a physical or mental condition that prevents the Participant from performing the essential functions of the Participant’s position (with or without reasonable accommodation) for a period of six consecutive months.

(g)               “Employer” shall mean the Company and its subsidiaries.

(h)               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)                 “Fair Market Value” shall mean:

(1)               If the Common Stock is publicly traded, the Fair Market Value per Share shall be determined as follows: (A) if the principal trading market for the Common Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Common Stock is not principally traded on any such exchange, the last reported sale price of a Share during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.

(2)               If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per Share shall be determined by the Committee through any reasonable valuation method authorized under the Code.

(j)                 “Good Reason” shall have the definition set forth in the Participant’s written employment agreement, offer letter or severance agreement entered into by and between the Participant and the Employer and such term as used in this Agreement shall only apply to the extent such agreement exists and Good Reason is defined therein.

8.                  Assignment and Transfers. The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the SARs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the SARs by notice to the Participant, and the SARs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

9.                  Income Taxes; Withholding Taxes. All obligations of the Company under this Agreement shall be subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. The Employer may require that the Participant or other person receiving the SARs or exercising the SARs pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such SARs, or the Employer may deduct from any payment hereunder other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such SARs.

10.              Restrictions on Exercise. During the Participant’s lifetime, except as set forth in Sections 4 and 6 above, exercise of the SARs shall be solely by the Participant (or his or her legal guardian or legal representative) and, after the Participant’s death, the SARs shall be exercisable (subject to the limitations set forth in this Agreement) solely by the legal representatives of the Participant, or by the person or persons who acquire the right to exercise such SARs by will or by the laws of descent and distribution, to the extent that the SARs were outstanding as of the date of the Participant’s death.

11.              No Employment or Other Rights. Neither the granting of the SARs, nor any other action taken with respect to such SARs, shall confer upon the Participant any right to be retained by or to continue in the employ or service of the Employer or shall interfere in any way with the right of the Employer to terminate Participant’s employment or service at any time. The right of the Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

12.              Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.              Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

14.              Company Policies. Subject to the requirements of applicable law, if the Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within the applicable period of time thereafter, all SARs shall terminate, and the Company may rescind any exercise of any previously exercised SAR, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, the Participant shall return to the Company the SAR Payment. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer. In addition, the SARs shall be subject to any applicable clawback or recoupment policies and other policies that may be implemented by the Board from time to time.

15.              Compliance with Law; Application of Section 409A of the Code.

(a)               The SARs shall be subject to all applicable laws and regulations. To the extent that any legal requirement described in this Agreement ceases to be required, the applicable provision shall cease to apply. The Committee may revoke the SARs if it is contrary to law or modify the SARs to bring the SARs into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)               In addition, Agreement is intended to be exempt from Section 409A of the Code and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A of the Code. The Agreement shall be construed and administered such that it either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. Notwithstanding anything herein to the contrary, the Participant shall be solely responsible for the tax consequences of the SARs, and in no event shall the Company or any subsidiary or affiliate of the Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A of the Code. Although the Company intends for this Agreement and the SARs to be exempt from taxation under Section 409A of the Code, the Company does not represent or warrant that this Agreement and the SARs comply with any provision of federal, state, local or other tax law.

16.              Funded Status. This Agreement shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of the SARs.

17.              Entire Agreement; Enforcement of Rights. This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the SARs are superseded. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, including, without limitation, to provide for the alternative settlement of some or all of the SARs; provided, however, that, any such amendment, modification, suspension or termination shall be in compliance with applicable securities laws and rules and regulations of the Nasdaq Capital Market or another stock market on which the Common Stock is listed for trading at the time of such amendment, modification, suspension or termination, and; provided further, that no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has placed his or her signature hereon, effective as of the Date of Grant.

ONCONOVA THERAPEUTICS, INC.

Name:
Title:

By signing below, the Participant (a) acknowledges that he or she has read this Agreement and understands the terms and conditions set forth herein, (b) accepts the award of the SARs described in this Agreement, (c) agrees to be bound by the terms and conditions of this Agreement, and (d) agrees that all decisions and determinations of the Committee with respect to the SARs and this Agreement shall be final and binding.

Participant

Name:
Date: